Exhibit 99.1

LTC Announces Third Quarter Operating Results

WESTLAKE VILLAGE, Calif.--(BUSINESS WIRE)--October 25, 2010--LTC Properties, Inc. (NYSE:LTC) released results of operations for the three and nine months ended September 30, 2010 and announced that net income allocable to common stockholders for the third quarter was $5.6 million or $0.22 per diluted share which included a $2.4 million charge related to the Company’s redemption of all of its 8.5% Series E Cumulative Convertible Preferred Stock (“Series E Preferred Stock”) and 40% of its 8.0% Series F Cumulative Preferred Stock (“Series F Preferred Stock”). For the same period in 2009, net income allocable to common stockholders was $7.4 million or $0.32 per diluted share. Revenues for the three months ended September 30, 2010, were $18.5 million versus $17.2 million for the same period last year.

The Company announced that during the third quarter it invested $1.6 million, before closing fees of $0.1 million, in a mortgage loan secured by a skilled nursing property located in Missouri to finance an expansion of the property and extend the loan maturity for an additional five years to January 2018. The current interest rate is 10.9%, increasing 0.13% annually. Also, the Company invested $1.3 million in the third quarter of 2010 under agreements to expand and renovate six properties operated by four different operators. These investments are at an average yield of 9.4%.

For the nine months ended September 30, 2010, net income allocable to common stockholders was $20.0 million or $0.83 per diluted share. Included in these results was a $2.4 million charge related to the Company’s redemption of all of its Series E Preferred Stock and 40% of its Series F Preferred Stock and $0.9 million of provision for doubtful accounts recorded in the first quarter related to a mortgage loan secured by a private school property in Minnesota. The borrower of the private school property ceased operations and filed for Chapter 7 bankruptcy. During the three months ended September 30, 2010, LTC acquired this private school property via deed in lieu of foreclosure and has classified it as held-for-sale. The Company is actively marketing to sell this property. For the same period in 2009, net income allocable to common stockholders was $22.2 million or $0.96 per diluted share which included $0.6 million of allocated income from the repurchase of 109,484 shares of its Series F Preferred Stock. Revenues for the nine months ended September 30, 2010, were $54.3 million versus $52.0 million for the same period last year.

The Company will conduct a conference call on Tuesday, October 26, 2010, at 10:00 a.m. Pacific time, in order to comment on the Company’s performance and operating results for the quarter ended September 30, 2010. The conference call is accessible by dialing 877-317-6789. The international number is 412-317-6789. The earnings release will be available on our website. An audio replay of the conference call will be available from October 26, 2010 through November 10, 2010. Callers can access the replay by dialing 877-344-7529 or 412-317-0088 and entering conference number 445148.

At September 30, 2010, LTC had investments in 95 skilled nursing properties, 99 assisted living properties, 12 other properties and two schools. These properties are located in 29 states. Other properties consist of independent living properties and properties providing any combination of skilled nursing, assisted living and/or independent living services. The Company is a self-administered real estate investment trust that primarily invests in senior housing and long-term care facilities through mortgage loans, facility lease transactions and other investments. For more information on LTC Properties, Inc., visit the Company’s website at www.LTCProperties.com.

This press release includes statements that are not purely historical and are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future. All statements other than historical facts contained in this press release are forward looking statements. These forward looking statements involve a number of risks and uncertainties. All forward looking statements included in this press release are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such forward looking statements. Although the Company’s management believes that the assumptions and expectations reflected in such forward looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. The actual results achieved by the Company may differ materially from any forward looking statements due to the risks and uncertainties of such statements.

LTC PROPERTIES, INC. CONSOLIDATED STATEMENTS OF INCOME (Amounts in thousands, except per share amounts) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Revenues:
Rental income	$16,384	$14,832	$47,798	$44,554
Interest income from mortgage loans	1,868	2,061	5,683	6,538
Interest and other income	265	306	842	949
Total revenues	18,517	17,199	54,323	52,041
Expenses:
Interest expense	852	340	1,672	2,046
Depreciation and amortization	4,073	3,621	11,801	10,870
Provisions for doubtful accounts	217	202	1,472	573
Operating and other expenses	1,914	1,766	5,817	5,417
Total expenses	7,056	5,929	20,762	18,906
Income from continuing operations	11,461	11,270	33,561	33,135
Discontinued operations:
Income from discontinued operations	101	56	201	169
Gain on sale of assets, net	—	—	—	—
Net income from discontinued operations	101	56	201	169
Net income	11,562	11,326	33,762	33,304
Income allocated to non-controlling interests	(48)	(76)	(144)	(229)
Net income attributable to LTC Properties, Inc.	11,514	11,250	33,618	33,075
Income allocated to participating securities	(54)	(34)	(155)	(105)
Income allocated to preferred stockholders	(5,889)	(3,785)	(13,459)	(10,730)
Net income allocable to common stockholders	$5,571	$7,431	$20,004	$22,240
Basic earnings per common share:
Continuing operations	$0.22	$0.32	$0.83	$0.96
Discontinued operations	$0.00	$0.00	$0.01	$0.01
Net income allocable to common stockholders	$0.22	$0.32	$0.83	$0.96
Diluted earnings per common share:
Continuing operations	$0.22	$0.32	$0.82	$0.96
Discontinued operations	$0.00	$0.00	$0.01	$0.01
Net income allocable to common stockholders	$0.22	$0.32	$0.83	$0.96
Weighted average shares used to calculate earnings per common share:
Basic	24,930	23,108	23,959	23,083
Diluted	24,945	23,193	24,055	23,165

NOTE: Computations of per share amounts from continuing operations, discontinued operations and net income are made independently. Therefore, the sum of per share amounts from continuing operations and discontinued operations may not agree with the per share amounts from net income allocable to common stockholders. Quarterly and year-to-date computations of per share amounts are made independently. Therefore, the sum of per share amounts for the quarters may not agree with the per share amounts for the year.

Reconciliation of Funds from Operations (“FFO”)

FFO is a supplemental measure of a real estate investment trust’s (“REIT”) financial performance that is not defined by U.S. generally accepted accounting principles (“GAAP”). The Company uses FFO as a supplemental measure of our operating performance and we believe FFO is helpful in evaluating the operating performance of a REIT. Real estate values historically rise and fall with market conditions, but cost accounting for real estate assets in accordance with U.S. GAAP assumes that the value of real estate assets diminishes predictably over time. We believe that by excluding the effect of historical costs, which may be of limited relevance in evaluating current performance, FFO and FFO per share facilitate comparisons of operating performance between periods.

FFO is defined as net income allocable to common stockholders (computed in accordance with U.S. GAAP) excluding gains or losses on the sale of assets plus real estate depreciation and amortization, with adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current National Association of Real Estate Investment Trusts’ (“NAREIT”) definition or that have a different interpretation of the current NAREIT definition from the Company; therefore, caution should be exercised when comparing our company’s FFO to that of other REITs.

The Company uses FFO excluding non-cash rental income and FFO excluding non-cash rental income and non-cash compensation charges as a supplemental performance measure of our cash flow generated by operations and cash available for distribution to stockholders. FFO, FFO excluding non-cash rental income and FFO excluding non-cash rental income and non-cash compensation charges do not represent cash generated from operating activities in accordance with U.S. GAAP, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income allocable to common stockholders.

The following table reconciles net income allocable to common stockholders to FFO allocable to common stockholders, FFO allocable to common stockholders excluding non-cash rental income and FFO allocable to common stockholders excluding non-cash rental income and non-cash compensation charges (unaudited, amounts in thousands, except per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Net income allocable to common stockholders	$5,571	$7,431	$20,004	$22,240
Add: Depreciation and amortization (continuing and discontinued operations)	4,073	3,694	11,947	11,089
FFO allocable to common stockholders	9,644	11,125	31,951	33,329
Less: Non-cash rental income	(788)	(872)	(2,315)	(2,755)
FFO excluding non-cash rental income	8,856	10,253	29,636	30,574
Add: Non-cash compensation charges	261	360	982	1,025
FFO excluding non-cash rental income and non-cash compensation charges	$9,117	$10,613	$30,618	$31,599

Basic FFO allocable to common stockholders per share	$0.39	$0.48	$1.33	$1.44
Diluted FFO allocable to common stockholders per share	$0.39	$0.47	$1.32	$1.42

Diluted FFO	$9,698	$12,073	$34,744	$36,177
Weighted average shares used to calculate diluted FFO per share allocable to common stockholders	25,090	25,460	26,304	25,436

Basic FFO excluding non-cash rental income per share	$0.36	$0.44	$1.24	$1.32
Diluted FFO excluding non-cash rental income per share	$0.36	$0.44	$1.23	$1.31

Diluted FFO excluding non-cash rental income	$8,856	$11,201	$32,285	$33,422
Weighted average shares used to calculate diluted FFO excluding non-cash rental income per share allocable to common stockholders	24,945	25,460	26,191	25,436

Basic FFO excluding non-cash rental income and non-cash compensation charges per share	$0.37	$0.46	$1.28	$1.37
Diluted FFO excluding non-cash rental income and non-cash compensation charges per share	$0.37	$0.45	$1.27	$1.35

Diluted FFO excluding non-cash rental income and non-cash compensation charges	$9,117	$11,561	$33,411	$34,447
Weighted average shares used to calculate diluted FFO excluding non-cash rental income and non-cash compensation charges per share allocable to common stockholders	24,945	25,460	26,304	25,436

	Three Months Ended September 30,		Nine Months Ended September 30,
Reconciliation of Normalized FFO:	2010	2009	2010		2009

FFO allocable to common stockholders	$9,644	$11,125	$31,951		$33,329
Add: Preferred stock redemption charge	2,383	—	2,383		—
Less: Allocation of income from preferred stock buyback	—	—	—		(626)
Add (Less): Non-recurring one time items	—	—	852	(1)	(198)	(2)
Normalized FFO allocable to common stockholders	$12,027	$11,125	$35,186		$32,505

Basic Normalized FFO allocable to common stockholders per share	$0.48	$0.48	$1.47		$1.41
Diluted Normalized FFO allocable to common stockholders per share	$0.48	$0.47	$1.44		$1.39

Diluted Normalized FFO	$12,947	$12,073	$37,979		$35,353
Weighted average shares used to calculate diluted normalized FFO per share allocable to common stockholders	27,203	25,460	26,304		25,436

(1)	Provision for doubtful accounts related to closure of a private school property located in Minnesota securing a mortgage loan. The borrower ceased operations and filed for Chapter 7 bankruptcy. We acquired the property via deed in lieu of foreclosure and have classified it as held-for-sale. We are actively marketing to sell this property.
(2)	Income received in conjunction with a mortgage loan prepayment.

LTC PROPERTIES, INC. CONSOLIDATED BALANCE SHEETS (Amounts in thousands)

	September 30, 2010	December 31, 2009
	(unaudited)	(audited)
ASSETS
Real Estate Investments:
Buildings and improvements, net of accumulated depreciation and amortization: 2010 — $154,566; 2009 — $142,839	$361,592	$333,530
Land	38,595	36,205
Properties held-for-sale, net of accumulated depreciation and amortization: 2010 — $2,487; 2009 — $2,341	7,299	4,545
Mortgage loans receivable, net of allowance for doubtful accounts: 2010 — $654; 2009 — $704	64,801	69,883
Real estate investments, net	472,287	444,163
Other Assets:
Cash and cash equivalents	12,493	8,856
Debt issue costs, net	882	476
Interest receivable	1,444	1,964
Straight-line rent receivable, net of allowance for doubtful accounts: 2010 — $1,262; 2009 — $629	19,294	17,124
Prepaid expenses and other assets	8,534	8,663
Other assets related to properties held-for-sale	211	185
Notes receivable	1,429	2,689
Marketable securities	6,477	6,473
Total Assets	$523,051	$490,593

LIABILITIES
Bank borrowings	$—	$13,500
Senior unsecured notes	50,000	—
Mortgage loan payable	—	7,685
Bonds payable	3,730	4,225
Accrued interest	608	102
Accrued expenses and other liabilities	9,045	7,786
Accrued expenses and other liabilities related to properties held-for-sale	35	15
Distributions payable	1,768	2,967
Total Liabilities	65,186	36,280

EQUITY
Stockholders' equity:
Preferred stock $0.01 par value; 15,000 shares authorized;
shares issued and outstanding: 2010 — 5,537; 2009 — 7,932	126,913	186,801
Common stock: $0.01 par value; 45,000 shares authorized; shares issued and outstanding: 2010 — 26,227; 2009 — 23,312	262	233
Capital in excess of par value	397,788	326,163
Cumulative net income	611,247	577,629
Other	307	390
Cumulative distributions	(680,614)	(638,884)
Total LTC Properties, Inc. Stockholders' Equity	455,903	452,332

Non-controlling interests	1,962	1,981
Total Equity	457,865	454,313
Total Liabilities and Equity	$523,051	$490,593

LTC PROPERTIES, INC. SUPPLEMENTAL INFORMATION (Unaudited, amounts in thousands)

Non-Cash Revenue Components
	3Q10	4Q10(1)	1Q11(1)	2Q11(1)	3Q11(1)
Straight-line rent	$955	$897	$469	$426	$379
Amort. Lease break fee	(167)	(167)	(167)	(167)	(167)
Net	$788	$730	$302	$259	$212
__________________________
(1)	Projections based on current in-place leases and do not assume any increase in straight-line rent from additional acquisitions.

Maturities
	2010	2011	2012	2013	2014
Lease Maturities	—	1 lease on 1 property	3 leases on 3 properties	2 leases on 2 properties	4 leases on 41 properties

Mortgage Loan Receivable Maturities (1)	$—	$6,646	$2,221	$15,306	$6,996

Debt Maturities (2)	$—	$—	$—	$—	$—
___________________________________________
(1)	Represents principal amount due at maturity.
(2)	Excludes the Company’s unsecured revolving line of credit and amortization of bonds and senior unsecured notes payable.

Note:

At September 30, 2010, the Company had a floating rate debt balance of $3,730 at an all-in floating rate of 2.03%. This debt amortizes to $720 which is due in 2015 and is redeemable at anytime. In addition, at September 30, 2010, the Company had a 5.26% senior unsecured term note of $25,000 due in 2015. The Company also had a 5.74% senior unsecured term note of $25,000 which will be fully amortized by 2019.

Portfolio Snapshot
			Nine Months Ended September 30, 2010				Number	Number	Number	Investment
Type of Property	Gross Investments	% of Investments	Rental Income(6)	Interest Income(2)	% of Revenues(3)	Number of Properties	of SNF Beds(1)	of ALF Units(1)	of ALF Units(1)	per Bed/Unit
Assisted Living Properties	$281,912	44.8%	22,408	$2,107	45.5%	99	—	4,289	—	$65.73
Skilled Nursing Properties	280,452	44.5%	21,192	3,205	45.3%	95	10,919	—	—	$25.68
Other Properties(4)	55,460	8.8%	3,661	294	7.4%	12	795	290	370	$38.12
Schools(5)	12,170	1.9%	901	77	1.8%	2	N/A	N/A	N/A	N/A
Totals	$629,994	100.0%	$48,162	$5,683	100.0%	208	11,714	4,579	370
______________________________________________________________________________________________________________________________________________________
(1)	See the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, Item 1. Business General – Owned Properties for discussion of bed/unit count.
(2)	Includes interest income from mortgage loans.
(3)	Includes rental income and interest income from mortgage loans.
(4)	Includes independent living properties and properties providing any combination of skilled nursing, assisted living and/or independent living services.
(5)	The borrower of a private school property located in Minnesota ceased operations and filed for Chapter 7 bankruptcy in the second quarter of 2010. This private school property was acquired during the third quarter of 2010 via deed in lieu of foreclosure and has been classified as held-for-sale. The Company is actively marketing to sell this private school property.
(6)	Includes rental income from properties classified as held-for-sale.

LTC PROPERTIES, INC. SUPPLEMENTAL INFORMATION (Unaudited, amounts in thousands)

Balance Sheet Metrics
	Year to Date		Quarter Ended
	9/30/10		9/30/10			6/30/10			3/31/10			12/31/09			9/30/09

Debt to book capitalization ratio	10.5%		10.5%		(1)	8.9%		(4)	7.9%		(4)	5.3%		(7)	2.6%
Debt & Preferred Stock to book capitalization ratio	35.3%		35.3%		(2)	45.8%		(4)	45.2%		(4)	44.2%		(7)	42.6%

Debt to market capitalization ratio	6.3%		6.3%		(1)	5.5%		(4)	4.6%		(4)	3.0%		(7)	1.6%
Debt & Preferred Stock to market capitalization ratio	21.4%		21.4%		(2)	28.6%		(4)	26.1%		(5)	25.1%		(7)	25.3%

Interest coverage ratio(9)	28.3	x	19.4	x	(3)	38.3	x	(5)	37.0	x	(6)	40.8	x	(8)	45.2	x
Fixed charge coverage ratio(9)	3.7	x	3.8	x		3.8	x	(5)	3.5	x	(6)	3.6	x	(8)	3.7	x
__________________________
(1)	Increase primarily due to the sale to Prudential of $50.0 million aggregate principal amount of the senior unsecured term notes.
(2)	Decrease primarily due to the Company’s redemption of all of its Series E Preferred Stock and 40% of its Series F Preferred Stock outstanding.
(3)	Decrease primarily due to the increase in interest expense related to the $50.0 million senior unsecured term notes.
(4)	Increase primarily due to the increase in bank borrowing.
(5)	Increase primarily due to additional net income generated from acquisitions in 2009 and 2010.
(6)	Decrease primarily due to the increase of $0.9 million in provision for doubtful accounts related to a mortgage loan secured by a private school property located in Minnesota. The borrower ceased operations and filed for Chapter bankruptcy in the second quarter of 2010. This private school property was acquired during the third quarter of 2010 via deed in lieu of foreclosure and has been classified as held-for-sale. The Company is actively marketing to sell this property.
(7)	Decrease primarily due to the increase in market capitalization partially offset by the increase in bank borrowing.
(8)	Decrease primarily due to the increase in operating and other expenses relating to transaction costs incurred for the acquisition of three assisted living properties in November of 2009.
(9)

In calculating our interest coverage and fixed charge coverage ratios above, we use EBITDA, which is a financial measure not derived in accordance with U.S. generally accepted accounting principles (non-GAAP financial measure). Our coverage ratios indicate our ability to service interest expense and fixed charges (interest plus preferred dividends). Leverage ratios and coverage ratios are widely used by investors, analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. EBITDA is not an alternative to net income, operating income, income from continuing operations or cash flows from operating activities as calculated and presented in accordance with U.S. GAAP. You should not rely on EBITDA as a substitute for any such U.S. GAAP financial measures or consider it in isolation, for the purpose of analyzing our financial performance, financial position or cash flows. Net income is the most directly comparable GAAP measure to EBITDA. Below are a reconciliation of net income to EBITDA and the calculation of the interest coverage and fixed charge coverage ratios disclosed above.

	Year to Date		Quarter Ended
	9/30/10		9/30/10		6/30/10		3/31/10		12/31/09		9/30/09

Net income	$33,762		$11,562		$11,630		$10,570		$11,056		$11,326
Add: Interest Expense	1,672		852		419		401		372		340
Add: Depreciation and amortization — continuing operations	11,801		4,073		3,941		3,787		3,660		3,621
Add: Depreciation and amortization — discontinued operations	146		—		73		73		73		73
Total EBITDA	$47,381		$16,487		$16,063		$14,831		$15,161		$15,360

Interest expense	$1,672		$852		$419		$401		$372		$340

Interest coverage ratio	28.3x		19.4x		38.3x		37.0x		40.8x		45.2x

Interest expense	$1,672		$852		$419		$401		$372		$340
Preferred stock dividends (excludes preferred stock redemption charge)	11,076		3,506		3,785		3,785		3,785		3,785
Total fixed charges	$12,748		$4,358		$4,204		$4,186		$4,157		$4,125

Fixed charge coverage ratio	3.7	x	3.8	x	3.8	x	3.5	x	3.6	x	3.7	x

CONTACT:
LTC Properties, Inc.
Wendy L. Simpson, CEO & President
Pam Kessler, SVP & CFO
(805) 981-8655